                                                                  Confidential
                        ------------------------------------------------------
                        WASTE MANAGEMENT, INC.


                        Presentation to Board of Directors Regarding
                        Project Phoenix


                        [MERRILL LYNCH LOGO]

                        June 29, 1998

                              TABLE OF CONTENTS
------------------------------------------------------------------------------


                1.  Overview of the Proposed Transaction


                2.  Valuation Overview


                3.  Pro Forma Analysis


                    Appendix



WASTE MANAGEMENT, INC.____________________________________[MERRILL LYNCH LOGO]

------------------------------------------------------------------------------

                     OVERVIEW OF THE PROPOSED TRANSACTION

------------------------------------------------------------------------------

                       OVERVIEW OF PROPOSED TRANSACTION
------------------------------------------------------------------------------

                              SIGNIFICANT TERMS

PRICE                                  - 3.45 Pounds Sterling per ordinary
                                         share or $11.50 per ADR in cash
                                         (based on exchange rate of $1.6673 =
                                         1 Pound Sterling as of 6/23/98)
                                       - Offer Value: $432 million(a)

IMPLIED PREMIUM                        - 35% over the closing price the day
                                         before agreement was reached
                                         (6/22/98)
                                       - 39% over the average closing price
                                         for the 30 days before agreement
                                         (6/22/98)
                                       - 80% over the closing price the day
                                         before the WMX/UW announcement
                                         (3/10/98)


IMPLIED MULTIPLES(b)                                                                 1997    1998E    1999E
                                                                                     ----    -----    -----
                                       - Revenue                                     1.4x     1.6x     1.3x
                                       - EBITDA                                      6.6x     7.7x     6.0x
                                       - EBIT                                       10.8x    13.4x     9.9x
                                       - Net income(c) - Merrill Lynch Research              24.7x    19.8x
                                       - Net Income(c) - Management projections     18.1x    21.1x    15.3x

ACCOUNTING TREATMENT                   - Purchase Accounting
                                       - Minority interest is eliminated

FORM OF TRANSACTION                    - Scheme of Arrangement in U.K.
                                       - Going private transaction in U.S.
                                         (13 - e3 filing required)

CERTAIN CONDITIONS FOR CONSUMMATION    - Recommendation by WME independent
                                         directors
                                       - Approved by the U.K. High Court
                                       - Subject to minority shareholder vote:
                                         50% of minority holders voting
                                         (representing at least 75% of voted
                                         shares) must approve.
                                       - Customary conditions including
                                         regulatory approvals and absence of
                                         material adverse changes


--------------------
(a) Based on 20% of the 187.6 million ADRs outstanding, equivalent of 375.2 million ordinary shares.
(b) Based upon implied WME enterprise value of $2,480 million and implied WME equity value of $2,158 million (187.6 ADR equivalents).
(c)  Net income in U.K. GAAP before non-recurring items.


WASTE MANAGEMENT, INC.____________________________________[MERRILL LYNCH LOGO]

                            TRANSACTION RATIONALE
------------------------------------------------------------------------------

- Repurchasing WME minority interest is the final step in eliminating Waste Management's public subsidiary structure.


-  Transaction is consistant with Waste Management strategy:

   -  Focused global waste services provider

   -  Simplifies corporate/operational structure and reduces costs

   - Allows full utilization of WME cash flow to pursue growth opportunities and manage debt levels

-  Transaction can be completed with minimal impact to EPS or credit rating


WASTE MANAGEMENT, INC.____________________________________[MERRILL LYNCH LOGO]

------------------------------------------------------------------------------

                              VALUATION OVERVIEW

------------------------------------------------------------------------------

                      OVERVIEW OF MANAGEMENT PROJECTIONS
------------------------------------------------------------------------------

-     WME management provided standalone financial projections for 1998-2002
      - 1998 forecasts based on country level budgets with certain top-level adjustments overlaid
      -   1999-2002 projected by WME corporate management

-     Key projection, assumptions include:

      -   Annual pricing increases of 1-3% in most markets
      -   Annual volume increases of 2-3% in most markets
      -   Annual operating efficiency gains of 1-2% in most markets
      -   Substantial acquisitions over the projection period
          -   $290 million of revenue acquired in next 5 years
          -   $435 million aggregate cost of acquisitions
          -   5.5x pro forma EBITDA acquisition multiple

-     Areas of risk in the standalone projection include:
      -   Ability to improve the performance of WME's Italian operations
      -   Ability to achieve projected price, volume and efficiency gains
      -   Ability to complete acquisitions at attractive prices
      -   Wessex Water call option on UK Waste

-     Opportunities for cost reduction due to the transaction include:
      - $15 million of estimated cost reductions related to relocating / eliminating functions currently performed by WME's London office have been identified but were not included in the standalone projections
      -   $11 million of estimated cash costs to implement cost savings plans
      - Several potential tax benefits have been identified but have not been factored into the standalone projections


WASTE MANAGEMENT, INC.____________________________________[MERRILL LYNCH LOGO]

                      OVERVIEW OF MANAGEMENT PROJECTIONS
------------------------------------------------------------------------------
                        Standalone Revenue Components

                           1998      1999      2000      2001      2002
                          ------    ------    ------    ------    ------
Base(a)                   $1,544    $1,536    $1,536    $1,536    $1,536
Volume                    $    -    $   35    $   70    $  105    $  140
Price                     $    -    $   28    $   59    $   92    $  127
Acquisitions              $    -    $   98    $  209    $  341    $  486
Currency Translation      $    -    $  156    $  167    $  180    $  194
                          ------    ------    ------    ------    ------
  Total                   $1,544    $1,853    $2,041    $2,254    $2,483
                          ======    ======    ======    ======    ======

--------------
(a) Change in base revenue is attributable to disposition of Latin American assets.

WASTE MANAGEMENT, INC.____________________________________[MERRILL LYNCH LOGO]

                      OVERVIEW OF MANAGEMENT PROJECTIONS
------------------------------------------------------------------------------
                        Standalone EBITDA Components

                           1998      1999      2000      2001      2002
                           -----     ----      ----      ----      ----
Base(a)                    $321      $325      $323      $325      $326
Volume                     $  -      $  8      $ 16      $ 24      $ 31
Price                      $  -      $  6      $ 13      $ 19      $ 27
Efficiencies               $  -      $ 14      $ 29      $ 48      $ 60
Acquisitions               $  -      $ 25      $ 58      $ 97      $141
Currency Translation       $  -      $ 34      $ 38      $ 43      $ 47
                           ----      ----      ----      ----      ----
  Total                    $321      $412      $477      $556      $632
                           ====      ====      ====      ====      ====


WASTE MANAGEMENT, INC.____________________________________[MERRILL LYNCH LOGO]

                      OVERVIEW OF MANAGEMENT PROJECTIONS
------------------------------------------------------------------------------
                      Summary of Standalone Projections
                            (Dollars in millions)

                                          HISTORICAL FYE                       PROJECTED FYE
                                     ------------------------   ------------------------------------------- 1997-2002  1998-2002
                                      1995     1996     1997     1998P    1999P    2000P    2001P    2002P     CAGR      CAGR
                                     ------   ------   ------   -------  -------  -------  -------  ------- ---------  ---------
REVENUE                              $1,969   $2,032   $1,813   $1,544   $1,853   $2,041   $2,254   $2,483      6.5%     12.6%
% Growth                                         3.2%   -10.8%   -14.9%    20.0%    10.2%    10.4%    10.2%

GROSS PROFIT                         $  485   $  475   $  402   $  333   $  421   $  485   $  564   $  643      9.8%     17.9%
% of Sales                             24.7%    23.4%    22.2%    21.6%    22.7%    23.7%    25.0%    25.9%

EBITDA                               $  421   $  438   $  375   $  321   $  412   $  477   $  556   $  632     11.0%     18.4%
% of Sales                             21.4%    21.6%    20.7%    20.8%    22.2%    23.4%    24.7%    25.5%

EBIT                                 $  235   $  236   $  197   $  150   $  212   $  258   $  318   $  374     13.7%     25.7%
% of Sales                             12.0%    11.6%    10.6%     9.5%    11.0%    12.3%    13.7%    14.6%

NET BEFORE MINORITY INTEREST(a)      $  107   $  120   $  123   $   89   $  128   $  157   $  193   $  229     13.2%     26.6%

MINORITY INTEREST                    $   26   $   31   $   37   $   22   $   27   $   29   $   33   $   37      0.5%     14.9%

NET INCOME(a)
  U.S. GAAP                          $   81   $   89   $   87   $   68   $  102   $  128   $  160   $  192     17.3%     29.8%
  U.K. GAAP                          $  119   $  129   $  119   $  102   $  141   $  169   $  205   $  239     15.0%     23.7%

EPS(a)
  U.S. GAAP                          $ 0.43   $ 0.47   $ 0.46   $ 0.36   $ 0.54   $ 0.68   $ 0.85   $ 1.02     17.3%     29.8%
  U.K. GAAP                          $ 0.64   $ 0.69   $ 0.63   $ 0.54   $ 0.75   $ 0.90   $ 1.09   $ 1.28     15.0%     23.7%

--------------------
(a) Excludes unusual and non-recurring items.


WASTE MANAGEMENT, INC.____________________________________[MERRILL LYNCH LOGO]

                              VALUATION SUMMARY
------------------------------------------------------------------------------
                          U.S. Dollar Value Per ADR

                                              DCF                                          PUBLIC COMPARABLES
                                ---------------------------------                -------------------------------------
                                    Discount Rate 11.0%-13.0%                    Forward EDITDA(a)        1999 P/E(c)
                                Terminal EDITDA Multiple 6.5x-7.5x                  5.9x - 7.9x          14.6x - 21.4x
                                ---------------------------------                -----------------       -------------
                          No Cost Savings           With Cost Savings(b)        No Cost   With Cost   No Cost   With Cost
                        With           No            With           No          Savings    Savings    Savings    Savings
                    Acquisitions  Acquisitions   Acquisitions  Acquisitions      $321       $336       $141       $151
                    ------------  ------------   ------------  ------------     -------    -------    -------    -------
SELECTED MULTIPLE
  METHOD
Implied Value
  per ADR              $14.35        $12.75         $14.90        $13.25        $11.80     $12.45     $16.05     $17.25
Premium to ADR
  Price on 6/22/98           %             %              %             %             %          %          %          %

WME PROJECTED
  MEASURES
Implied Value
  per ADR              $11.20        $10.20         $11.60        $10.60        $ 8.40     $ 8.85     $10.95     $11.75
Premium to ADR
  Price on 6/22/98           %             %              %             %             %          %          %          %

                           ACQUISITION COMPARABLES
                           -----------------------
                                  EBITDA(a)
                                 6.5x - 7.5x
                           -----------------------
                      1998 EBITDA         1998 EBITDA
                    No Cost Savings   With Cost Savings(b)
                          $321              $336
                    ---------------   --------------------
SELECTED MULTIPLE
  METHOD
Implied Value
  per ADR               $11.10               $11.70
Premium to ADR
  Price on 6/22/98            %                    %

WME PROJECTED
  MEASURES
Implied Value
  per ADR               $ 9.40               $ 9.95
Premium to ADR
  Price on 6/22/98            %                    %

--------------------
(a) Assumes net debt of $322 million as of May 31, 1998, with minority interest included on U.K. GAAP basis.
(b)  Assumes $15 million of annual pre-tax cost savings.
(c)  Net income is U.K. GAAP before non-recurring expenses.


WASTE MANAGEMENT, INC.____________________________________[MERRILL LYNCH LOGO]

------------------------------------------------------------------------------

                              PRO FORMA ANALYSIS

------------------------------------------------------------------------------

                               PRO FORMA IMPACT
------------------------------------------------------------------------------
                     Accretion/Dilution & Credit Analysis

Accretion / Dilution - WMX Perspective (a)        1998        1999       2000
                                                  ----        ----       ----
     $ Accretion / (Dilution) Per WMX Share     ($0.02)     ($0.00)     $0.01
     % Accretion / (Dilution) Per WWX Share       -2.3%       -0.2%       0.5%
     Pro Forma Savings to Break-Even ($MM)       $14.5       $ 1.6        NM

Pro Forma WMX Credit Statistics (b)             Pre-Deal    Pro Forma
                                                --------    ---------
     EBITDA Interest Coverage                     6.2x         5.7x
     Debt / EBITDA                                2.7x         2.9x
     Debt / Book Capitalization                    71%          75%



(a) Analysis is based upon 475 million shares outstanding after reissuance of 20 million treasury shares in June 1998 and First Call EPS estimates.
(b) Analysis is based upon 1998E EBITDA and Waste Management capitalization as of 3/31/98 pro forma for reissuance of 20 million treasury shares in June 1998.


WASTE MANAGEMENT, INC.____________________________________[MERRILL LYNCH LOGO]

------------------------------------------------------------------------------

                                APPENDIX

------------------------------------------------------------------------------

                     COMPARABLE COMPANY TRADING ANALYSIS
------------------------------------------------------------------------------
                  Selected European Waste Services Companies

                                                    Price            Market                Market                LTM
Waste Services                       Ticker        6/24/98            Value                Cap(a)               Sales
--------------                       ------      -----------      --------------       --------------      --------------
Shanks & McEwan Group PLC             SMG   (Pounds) 1.905      (Pounds) 380.6       (Pounds) 444.9      (Pounds) 176.7
Waste Recycling Group PLC             WRC   (Pounds) 4.665      (Pounds) 217.5       (Pounds) 226.0      (Pounds)  27.2
Waste Management International        WME            $8.50            $1,594.9             $1,917.1            $1,813.3
SITA (Ste Ind. Transport Auto SA)(f)  STA        FRF 1,520        FRF 17,177.3         FRF 24,474.3        FRF 17,000.0


                                             Market Value as a Multiple of:               Market Cap. as a Multiple of:
                                       ----------------------------------------   ---------------------------------------------
                                        LTM Net     1998     1999        LFQ      LTM     LTM     FORW. +1     FORWARD    LTM
Waste Services                         to Common   EPS(b)   EPS(b)   Book Value   EBIT   EBITDA   EBITDA(c)   EBITDA(c)   Sales
--------------                         ---------   ------   ------   ----------   ----   ------   ---------   ---------   -----
Shanks & McEwan Group PLC                22.9x      21.8x    18.3x      6.2x     16.2x    10.2x      n/a         6.9x      2.5x
Waste Recycling Group PLC                41.9*      35.1*    31.2*      6.6*     26.3*    20.1*     15.6*       17.1*      8.3*
Waste Management International           13.4       18.2     14.6       2.3       9.8      5.1       5.5         5.9       1.1
SITA (Ste Ind. Transport Auto SA)(f)      n/a       27.2     21.4       3.9       n/a      n/a       7.0         7.9       1.4

Mean(e)                                  18.2x      22.4x    18.1x      4.1x     13.0x     7.7x      6.2x        6.9x      1.7x
Median(e)                                18.2x      21.8x    18.3x      3.9x     13.0x     7.7x      6.2x        6.9x      1.4x

                                                   1998 P/E
                                          Growth   to Growth
Waste Services                            Rate(d)    Rate
--------------                            -------  ---------
Shanks & McEwan Group PLC                  12.5%     1.74
Waste Recycling Group PLC                  19.0%*    1.85*
Waste Management International             10.0%     1.82
SITA (Ste Ind. Transport Auto SA)(f)       15.0%     1.81

Mean(e)                                    12.5%     1.79
Median(e)                                  12.5%     1.81


(a) Market Cap. = Market Value + Preferred Equity + Total Debt + Minority Interest - Cash and Marketable Securities.
(b) Earnings estimates for SMG & STA obtained from First Call as of 6/8/98. Estimates for WRC obtained from I/B/E/S. Estimates for WME obtained from 4/29/98 Merrill Lynch research.
(c) EBITDA Estimates obtained from: 3/5/98 ABN-AMRO research (SMG - 3/99), 2/13/98 Credit Lyonnais research (STA - 12/98), 9/25/97 NatWest research (WRC - 12/98), 4/29/98 Merrill Lynch research (WME - 12/98)
(d) Growth rates obtained from: 3/5/98 ABN-AMRO research (SMG 4yr), 2/13/98 Credit Lyonnais research (STA 5yr), 9/25/97 NatWest research (WRC 3yr), 4/29/98 Merrill Lynch research (WME 5yr)
(e)  Summary statistics exclude figures marked w/(*)
(f) SITA information is pro forma for acquisition of non-U.S. assets of BFI based upon information from Credit Lyonnais research dated 2/13/98 and a company investor presentation.
*    Amounts excluded from Mean and Median calculations.


WASTE MANAGEMENT, INC.____________________________________[MERRILL LYNCH LOGO]

                       COMPARABLE TRANSACTION ANALYSIS
------------------------------------------------------------------------------
                Selected European Waste Services Transactions



  Date        Date                                                                        Transaction     Offer
Announced   Effective   Target                               Acquiror                       Value(a)      Value
---------   ---------   ----------------------------------   --------------------------   -----------  -----------
 2/25/98     3/27/98    Page; Sobry; Fusiman; Vancopenolle   Shanks & McEwan                  73.4         67.2
12/12/97    12/12/97    Terry Adams Ltd                      South West Water                102.3(b)     105.0(b)
11/10/97     3/31/98    Browning Ferris Inds. - Int'l Ops.   SITA (Suez Lyonnais)         $1,680.7     $1,350.7
 8/28/97    11/24/97    Leigh Interests                      General Utilities (CGE)         171.5        117.4
 9/20/94     3/23/95    Attwoods                             Browning Ferris Industries      491.9        391.1
 1/26/93     1/26/93    Waste Management Ltd. (NFC)          Wessex Waste Management         113.0(f)      90.6(f)
10/16/91    10/16/91    Wimpey Waste Management              Wessex Waste Management         105.0         88.7
 5/13/91     5/13/91    Biffa (BET)                          Severn Trent                    212.0        212.0

Mean(g)
Median(g)


              Transaction Value as Multiple of:       Offer Value as Multiple of:
            -------------------------------------   -------------------------------
  Date        LTM      LTM       LTM      Forward     LTM       Forward      Book
Announced    Sales     EBIT     EBITDA    EBITDA      Net         Net       Equity
---------   --------  ------    -------   -------   --------    --------   --------
 2/25/98    1.33x      9.1x      --        --         --          --         --
12/12/97    5.47x*    11.7x*    9.7x*      --       16.7x*        --       10.0x*
11/10/97    1.37x(c)    --      7.0x(c)   7.0x(d)   29.4x(c)      --        4.1x(c)
 8/28/97    1.49x     15.0x     6.5x      6.2x(e)   25.4x       20.0x(e)    1.7x
 9/20/94    1.35x     16.3x     7.5x       --       27.9x         --        4.1x
 1/26/93    3.69x     25.7x      --        --         --          --         --
10/16/91    2.99x     24.4x      --        --         --          --        3.4x
 5/13/91    2.07x     11.9x      --        --         --          --        2.5x

Mean(g)     2.04x     17.1x     7.0x      6.2x      27.6x       20.0x       3.2x
Median(g)   1.49x     15.6x     7.0x      6.6x      27.9x       20.0x       3.4x


------------------------------------------------------------------------------
(a) Transaction Value = Market Value + Preferred Equity at Liquidation Value (Incl. Redeemable) + Short-Term Debt + Long-Term Debt + Minority Interest
     - Cash & Marketable Securities
(b)  Assumes 28.0m paid based on certain landfill applications being approved
(c)  Based on Browning-Ferris Merrill Lynch equity research dated 11/12/97
(d)  Based on Credit Lyonnais research dated 2/13/98
(e)  Based on Dresdner Kleinwort Benson Research dated 6/19/97
(f)  Includes 15m to be paid over three years after the transaction
(g)  Summary statistics exclude figures marked w/(*)
*    Amounts excluded from Mean and Median calculations.


WASTE MANAGEMENT, INC.____________________________________[MERRILL LYNCH LOGO]